EXHIBIT 99(1)

CTG RESOURCES, INC.

Quarterly Report on Form 10-Q

Exhibit Index

Quarter Ended December 31, 1999

Document
Item& nbsp;	; & nbsp; Description &nbs p; &n bsp;	Description
99(1)	Exhibit Index	Ex-99.1
10(143)	Second Amendment to Connecticut Natural Gas Corporation Officer's Retirement Plan	Ex-10.143
10(144)	Second Amendment to Connecticut Natural Gas Corporation Deferred Compensation Plan	Ex-10.144
10(145)	Third Amendment to Connecticut Natural Gas Corporation Deferred Compensation Plan	Ex-10.145
10(146)	Fourth Amendment to Connecticut Natural Gas Corporation Deferred Compensation Plan	Ex-10.146
10(147)	Thirteenth Amendment to Connecticut Natural Gas Corporation Employee Savings Plan	Ex-10.147
10(148)	Thirteenth Amendment to Connecticut Natural Gas Corporation Union Employee Savings Plan	Ex-10.148
10(149)	Third Amendment to CNG Nonemployee Directors' Fee Plan	Ex-10.149
10(150)	Performance Share Agreement	Ex-10.150
10(151)	Assignment of Rights to Payments and Consent to Assignment	Ex-10.151
10(152)	Steam Supply Termination Agreement	Ex-10.152
10(153)	Partnership Termination Agreement	Ex-10.153
27	Financial Data Schedule	Ex-27